UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 1, 2008

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-11038	41-0857886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4201 Woodland Road P.O. Box 69 Circle Pines, Minnesota	55014
(Address of Principal Executive Offices)	(Zip Code)

(763) 225-6600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)           On May 1, 2008, Donald A. Kubik notified the Board of Directors of Northern Technologies International Corporation (“NTIC”) that he intends to retire as Chief Technology Officer effective in June 2009.  NTIC wishes to thank Dr. Kubik for his 30 years of service to NTIC.

(d)           On May 2, 2008, the Board of Directors of NTIC, upon recommendation of the Nominating and Corporate Governance Committee, elected Tilman Bernhard Frank and Koh Soo Keong as directors of NTIC effective as of May 2, 2008.

Mr. Frank is Chief Executive Officer of Societät für Unternehmensplanung (“S·U·P”) GmbH, a personnel consulting company, where he has served in such position since July 2007. From June 2001 to July 2007, Mr. Frank served as Managing Director of S·U·P.  Prior to joining S·U·P, Mr. Frank served as Senior Vice President of Marketing and Sales of vamedis* AG, a German-based e-procurement solutions provider, from October 2001 to May 2001.  Mr. Frank holds a Medical Doctor degree from the University of Frankfurt.

                Mr. Koh is the Managing Director of EcoSave Pte Ltd., a company whose business is focused on environmental biotech and energy conservation technologies, a position he has held since 16th April 2007.  From January 1986 to April 2007, Mr. Koh served as Chief Executive Officer and President of Toll Asia Pte Ltd formerly SembCorp Logistics Ltd (SembLog), a Singapore public listed company, which was acquired by Toll in May 2006. Mr. Koh has over 20 years of experience in the logistics industry.  Mr. Koh holds a Bachelor of Engineering, a Master of Business Administration and a Postgraduate Diploma in Business Law from the University of Singapore (now known as the National University of Singapore).

Pursuant to NTIC’s bylaws, NTIC’s Board of Directors has the power to increase the authorized number of directors and fill vacancies on the Board arising from any such newly created directorship. A director elected to fill a vacancy will hold office until a successor is elected and qualified or until the director’s earlier death, resignation or removal.  On May 2, 2008, NTIC’s Board of Directors increased the size of the Board from seven members to nine members and elected Messrs. Frank and Keong as directors.  Mr. Frank was also appointed by NTIC’s Board of Directors to serve as a member of NTIC’s Compensation Committee.  There is no arrangement or understanding between either Mr. Frank or Mr. Keong and any other persons pursuant to which Mr. Frank or Mr. Keong was selected as a director of NTIC.  Neither Mr. Frank nor Mr. Keong has any direct or indirect material interest in any existing or currently proposed transaction to which NTIC is or may become a party.

As non-employee directors, each of Messrs. Frank and Keong will be paid an annual cash retainer of $10,000, paid on a quarterly basis, and $1,000 for each Board and strategy review meeting attended and $1,000 for each Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee meeting attended.  No director, however, will earn more than $1,000 per day in Board, Board committee and strategy review meeting fees.  Upon his appointment, each of Messrs. Frank and Keong was granted a five-year option to purchase 666 shares of NTIC’s common stock at an exercise price equal to 100% of the fair market value of NTIC’s common stock on the date of grant.  Such option will vest in three as nearly equal as possible annual installments beginning on the one-year anniversary of the date of grant.  In addition, each of our non-employee directors, including Messrs. Frank and Keong, will be automatically granted a five-year option to purchase 4,000 shares of NTIC’s common stock on the first day of each fiscal year in consideration for their services as directors of NTIC.  Such options will have an exercise price equal to 100% of the fair market value of NTIC’s common stock on the date of grant and will vest in three as nearly equal as possible annual installments beginning on the one-year anniversary of the date of grant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN TECHNOLOGIES
INTERNATIONAL CORPORATION

By:
Matthew C. Wolsfeld
Chief Financial Officer and Corporate Secretary

Dated: May 6, 2008